EXHIBIT 5.1

[LETTERHEAD OF PILLSBURY WINTHROP SHAW PITTMAN LLP]

March 9, 2009

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

                We have acted as counsel to Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the proposed offering and issuance from time to time of securities, which may be all or any combination of: (1) debt securities of the Company (the “Debt Securities”), (2) preferred stock (the “Preferred Stock”), (3) preferred stock represented by depositary shares (the “Depositary Shares”), (4) common stock (the “Common Stock”), and/or (5) warrants to purchase Common Stock or Preferred Stock (the “Warrants”).

                The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the “Securities.”  The Debt Securities will be offered and sold pursuant to (a) the Senior Indenture between the Company and U.S. Bank National Association, as trustee, which is filed as an exhibit to the Registration Statement (the “Senior Indenture”) or (b) the Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indenture”).  The Common Stock and/or Preferred Stock may be offered in any class or series and to the extent required will be offered and sold pursuant to articles supplementary or amendments to the Company’s Articles of Incorporation (as defined below), to be filed with the Maryland State Department of Assessments and Taxation (“SDAT”).  Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).  Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

                For the purposes of this opinion, we have examined the following documents:

1.               an executed copy of the Registration Statement;

2.               the Articles of Amendment and Restatement of the Company, as amended (the “Articles of Incorporation”), as certified by SDAT on March 3, 2009 and as certified to us by the Secretary of the Company as being in effect as of the date hereof;

3.               the Bylaws of the Company, as amended, restated or supplemented (the “Bylaws”), as certified to us by the Secretary of the Company as being in effect as of the date hereof;

4.               the Indenture;

5.               the resolutions of the Board of Directors of the Company adopted by unanimous written consent on February 27, 2009 (the “Resolutions”);

6.               a certificate of an officer of the Company dated as of the date hereof; and

7.               such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

                In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.  In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Directors of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock or the Warrants, (ii) the Resolutions will have not been amended, modified or rescinded, (iii) no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, and (iv) there will not have occurred any change in law materially and adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

                We have also assumed that the terms of any Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants will not at the time of such offering, sale and delivery violate or conflict with (i) the Articles of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company.  We have further assumed that the number of shares of Common Stock or Preferred Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.  We have also assumed that prior to the offering and sale (i) in the case of Debt Securities, any supplement to the Indenture will have been executed and delivered by the Company, the trustee and the other parties thereto that complies with the Trust Indenture Act of 1939 and any other applicable laws; (ii) in the case of Preferred Stock and Depositary Shares, as applicable, articles supplementary will have been filed with, and accepted for record by, SDAT; (iii) in the case of Depositary Shares, a Deposit Agreement will have been executed and delivered by the Company (and any other maker thereof); and (iv) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Company (and any other maker thereof).

                To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture or any supplement thereto for any Debt Securities, under a Deposit Agreement for any Depositary Shares and under a Warrant Agreement for any Warrants, namely, the trustee, the Depositary or the Warrant Agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Indenture or any supplement thereto, Deposit Agreement or Warrant Agreement, as applicable; that the Indenture or any supplement thereto, Deposit Agreement or Warrant Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Indenture or any supplement thereto, Deposit Agreement or Warrant Agreement, and with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Indenture or any supplement thereto, Deposit Agreement or Warrant Agreement, as applicable.

                Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.             The Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Debt Securities and the applicable supplement to the Indenture have been duly established in accordance with the Articles of Incorporation and applicable law; (ii) the Board of Directors or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Debt Securities and the applicable supplement to the Indenture and duly authorizing the issuance and delivery of the Debt Securities; and (iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable trustee in accordance with the applicable supplement to the Indenture and delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution.

2.               Upon adoption by the Board of Directors or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Preferred Stock (including any Preferred Stock represented by Depositary Shares) offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

3.               Upon adoption by the Board of Directors or an authorized committee thereof of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Common Stock offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

4.               Upon (i) adoption by the Board of Directors or an authorized committee thereof, of a resolution in form and content as required by applicable law, establishing or authorizing the terms of the Depositary Shares and the applicable Deposit Agreement and specifically authorizing for issuance the depositary receipts evidencing the Depositary Shares and (ii) due execution by the Company of the depositary receipts evidencing the Depositary Shares, satisfaction of all conditions for delivery of such depositary receipts established by the authorization of the Company’s Board of Directors or an authorized committee thereof, and delivery of such depositary receipts by the Company against payment therefor in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement, the Deposit Agreement relating thereto, and such resolution, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified in such depositary receipts.

5.               Upon (i) adoption by the Board of Directors or an authorized committee thereof, of a resolution in form and content as required by applicable law, establishing or authorizing the terms of the Warrants and the applicable Warrant Agreement and (ii) due execution by the Company of such Warrants and such Warrant Agreement, satisfaction of all conditions for delivery of such Warrants established by the authorization of the Company’s Board of Directors or an authorized committee thereof, and delivery of such Warrants by the Company against payment therefor in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement, the Warrant Agreement relating thereto, and such resolution, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                Our opinions in Paragraphs 1, 4 and 5 above are subject to and limited by the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting or relating to the rights of creditors generally, and are limited by general equitable principles.

                This opinion is limited to the laws of the United States, the Maryland General Corporation Law and, with respect to the opinion expressed in Paragraph 1 above, New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), in each case excluding choice-of-law provisions thereof.  We render no opinions with respect to the law of any other jurisdiction.  Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.  This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.”  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP